APPENDIX A

Funds and Classes as of May 30, 2019

Fund / Fund Family	Share Classes	Share Class Features(1)			Redemption Fee
		12b-1 Plan(2)	Front-End Sales Charge(3)	Contingent Deferred Sales Charge(3)
Swan Defined Risk Fund	A	✓	✓		None
	C	✓		✓	None
	I				None
	T	✓	✓		None
	No Load	✓			None
	Y				None
Persimmon long/short fund	I				1.00%**

Good Harbor Funds

Good Harbor Tactical Core US Fund

Good Harbor Tactical Select Fund

Leland Thomson Reuters Private Equity Buyout Index Fund

Leland Thomson Reuters Venture Capital Index Fund

Leland Real Asset Opportunities Fund

	A	✓			1.00%*
	C	✓		✓	1.00%*
	I				1.00%*
Pinnacle Funds Pinnacle Sherman Tactical Allocation Fund Pinnacle Sherman Multi-Strategy Fund	A	✓	✓		1.00%**
	C	✓		✓	1.00%**
	I				1.00%**
Pinnacle Funds Pinnacle Dynamic Growth Fund Pinnacle TrendRating Innovative Equity Fund	A	✓	✓		1.00%**
	C	✓			1.00%**
	I				1.00%**
The Covered Bridge Fund	A	✓	✓		1.00%***
	I				1.00%***
RESQ Funds RESQ Strategic Income Fund RESQ Dynamic Allocation Fund	A	✓	✓		2.00%*
	C	✓			2.00%*
	I				2.00%*
Issachar fund	N	✓			None
	I				None
Newfound Multi-Asset Income Fund	A	✓	✓		1.00%*
	I				1.00%*
3

Newfound Risk Managed Global Sectors Fund	A	✓	✓		1.00%*
	I				1.00%*
Newfound Risk Managed U.S. Sectors Fund	A	✓	✓		1.00%*
	I				1.00%*
HCM Tactical Growth Fund	A	✓	✓		1.00%*
	Investor	✓			1.00%*
	I				1.00%*
Counterpoint Funds Counterpoint Tactical Income Fund Counterpoint Tactical Equity Fund Counterpoint Long-Short Equity Fund Counterpoint Tactical Municipal Fund	A	✓	✓		None
	C	✓			None
	I				None
ACM Funds ACM Dynamic Opportunity Fund	A	✓	✓	✓	1.00%*
	I				1.00%*
ACM Tactical Income Fund	A	✓	✓		1.00%*
	I				1.00%*
Swan Funds Swan Defined Risk Emerging Markets Fund Swan Defined Risk Foreign Developed Fund Swan Defined Risk U.S. Small Cap Fund	A	✓	✓		None
	C	✓		✓	None
	I				None
	T	✓	✓		None
	Y				None
Swan Defined Risk Growth Fund	A	✓	✓		None
	C	✓			None
	I				None
	Y				None
HCM Dividend Sector Plus Fund	A	✓	✓		1.00%*
	A1	✓	✓		1.00%*
	Investor	✓			1.00%*
	N	✓			1.00%*
	I				1.00%*
Absolute Funds Absolute Capital Asset Allocator Fund Absolute Capital Defender Fund	A	✓	✓		None
	Investor	✓			None
	Institutional				None
4

Boyd Watterson Limited Duration Enhanced Income Fund	A	✓	✓	None
	C	✓		None
	R	✓		None
	Investor	✓		None
	I			None
	I2			None
Marathon Value Portfolio	Non Designated			None
The Teberg Fund	Non Designated	✓		None
HCM Income Plus Fund	A	✓		1.00%*
	Investor	✓		1.00%*
	I			1.00%*

(1) The features and expenses of each share class are described in further detail in the respective Fund’s Prospectus.

(2) The distribution and shareholder servicing expenses of a share class are provided for in the Fund’s respective 12b-1 Plan.

(3) The sales charges associated with a share class are described further in the respective Fund’s Prospectus.

* As a % of amount redeemed if held less than 30 days.

** As a % of amount redeemed if held less than 60 days.

*** As a % of amount redeemed, if sold within 90 days.

**** Fund hasn’t commenced operation yet

IN WITNESS WHEREOF, the Trust has executed this amended Multi-Class Plan as of the 30th day of May, 2019.

NORTHERN LIGHTS FUND TRUST III

By: /s/ Richard Malinowski

Richard Malinowski, President